ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Remediation Services, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Laughlin Associates, Inc. Name 2533 North Carson Street — Carson City — Nevada 89706 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 - SEE ATTA(— Par value per share: $ 0.001 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Reed Buley Name 1111 Hughes Court — Wylie — TX 75098 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: Any and all lawful business a corporation can enter into under Nevada Law
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Reed T Buley — X [signature] Name — Signature 1111 Hughes Ct — Wylie — TX 75098 Address — City — State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X Authorized Signature of R. A. or On Behalf of R. A. Company — Date

ARTICLE 3

The authorized capital is made up of two classes:

(a) 50,000,000 shares of Common Stock of USD .001 par value; and,

(b) 25,000,000 shares Preferred Stock with $.001 par value per share ("Blank Check Preferred Stock").

- The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

ARTICLE 8

Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE 9

This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 10 Elimination or Limitation of Liability of Directors

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director: provided, however, that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

ARTICLE 11 Indemnification of Directors and Officers

The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of

Nevada. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

ARTICLE 12 Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized, subject to the bylaws, if any, adopted by the shareholders, to adopt, alter or amend the bylaws of the corporation.

UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF SLOPESTYLE CORPORATION

The undersigned being all of the Directors of Slopestyle Corporation, a Texas corporation (the "Company"), hereby consent to the following resolutions.

RESOLVED, that the Company shall, pending shareholder approval, change its name from "Slopestyle Corporation" to "Remediation Services, Inc." and the officer shall file all necessary documents to affect same.

RESOLVED, that the Company shall, pending shareholder approval, authorize a class of preferred stock, whose terms shall later be determined by the Baord, consisting of 25,000,000 shares and the officer shall file all necessary documents to affect same.

RESOLVED, that the Articles and Plan of Conversion, as attached hereto as Exhibit A and Exhibit B, respectively are hereby approved; pending stockholder approval of same, they shall be filed with the appropriate state agencies and the Company shall become a corporation incorporated in Nevada.

RESOLVED, that the officers and directors of the Company are, and each of them hereby is, authorized and directed to execute and deliver all such consents, certificates, assignments, agreements, and all other instruments and do all such acts, for and in the name and on behalf of the Company as may be necessary or convenient in order to carry out the purposes of the foregoing resolutions, and any prior actions taken in accordance with the intent and purposes of the foregoing resolutions are hereby ratified, approved, and confirmed.

Dated, as of October 8, 2007

____
Reed Buley

Articles of Conversion of a Corporation Converting to a Nevada Corporation

Converting Entity Information

The name of the converting entity is: Slopestyle Corporation

The jurisdiction of formation is Texas.

The date of formation of the corporation is June 25, 1999

The file Number issued to the corporation by the secretary of state is: 01540549

Plan of Conversion - Alternative Statements

The corporation named above is converting to a Nevada Corporation. The name of the Nevada Corporation is: REMEDIATION SERVICES, INC.

The Nevada corporation will be formed under the laws of the State of Nevada.

[ ] The plan of conversion is attached.

[X] Instead of attaching the Plan of Conversion, the corporation certifies to the following:

A signed Plan of Conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is: 1111 Hughes Court Wylie, Texas 75098.

A signed plan of conversion will be on file at the principal place of business of the Nevada corporation. The address of the principal place of business of the Nevada corporation is: 1111 Hughes Court Wylie, Texas 75098.

A copy of the plan of conversion will be furnished upon written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and governing documents of the converting entity.

The vote by which the stockholders holding shares in the converting corporation entitling them to exercise at least 2/3 of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required

by the provision of the articles of incorporation have voted in favor of the amendment is 94.24% of the outstanding shares.

Effectiveness of Filing

[X] This document becomes effective when the document is accepted and filed by the Secretary of State.

Tax Certificate

[X] In lieu of providing the tax certificate, the Nevada corporation as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Dated: 12/20/07 ______________________
By: Reed Buley
President of Slopestyle Corporation (Texas)

Dated: 12/20/07 ______________________
By: Reed Buley
President of Remediation Services, Inc. (Nevada)

UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF SLOPESTYLE CORPORATION

The undersigned being all of the Directors of Slopestyle Corporation, a Texas corporation (the "Company"), hereby consent to the following resolutions.

RESOLVED, that the Company's bylaws shall be amended so that any action required to be taken or which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

RESOLVED, that the officers and directors of the Company are, and each of them hereby is, authorized and directed to execute and deliver all such consents, certificates, assignments, agreements, and all other instruments and do all such acts, for and in the name and on behalf of the Company as may be necessary or convenient in order to carry out the purposes of the foregoing resolutions, and any prior actions taken in accordance with the intent and purposes of the foregoing resolutions are hereby ratified, approved, and confirmed.

Dated, as of December 20, 2007

____

Reed Buley

PLAN OF CONVERSION OF
SLOPESTYLE CORPORATION
FROM A TEXAS CORPORATION
INTO
A NEVADA CORPORATION

This Plan of Conversion of SLOPESTYLE CORPORATION from a Texas corporation into a Nevada corporation (the "Plan"), is entered into and adopted as of the 13th day of December, 2007.

RECITALS:

A. SLOPESTYLE CORPORATION ("SLOPESTYLE") is a corporation duly organized and existing under the laws of the State of Texas, having been formed on June 25, 1999 under the name SLOPESTYLE CORPORATION;

B. The authorized capital stock of SLOPESTYLE consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 5,896,950 shares were issued and outstanding at December 12, 2007, the date of voting on the conversion; and

C. The Shareholders of SLOPESTYLE deem it advisable for the general welfare and advantage of the corporation of SLOPESTYLE and its shareholders that SLOPESTYLE convert from a Texas corporation into a Nevada corporation pursuant to this Plan and pursuant to the applicable provisions of the laws of the State of Texas and Nevada.

PLAN

1. CONVERSION TO NEVADA CORPORATION. At Effective Time of Conversion, SLOPESTYLE shall cease to be a Texas corporation and shall become a Nevada corporation. The "Effective Time of Conversion" shall be that date on which Articles of Conversion substantially in the form of Exhibit "A," which is attached hereto and incorporated herein by reference for all purposes, are filed in the office of the Nevada Secretary of State, all after satisfaction of the respective requirements of the applicable laws of said states prerequisite to such filings.

2. NAME OF CONVERTED CORPORATION. Following the conversion, SLOPESTYLE's name shall be REMEDIATION SERVICES, INC.

3. SLOPESTYLE TO REMAIN IN AND CONTINUE EXISTENCE. Following the conversion, SLOPESTYLE shall continue in existence. Following the conversion, SLOPESTYLE shall be a corporation duly formed and in existence pursuant to the laws of the State of Nevada. The Articles of Incorporation of SLOPESTYLE, as filed with the Texas Secretary of State are attached hereto as Exhibit "B" and are incorporated herein by reference for all purposes.

4. GOVERNING LAW: ARTICLES OF INCORPORATION. At all times after the Conversion, SLOPESTYLE shall be governed by the laws of the State of Nevada, and by the terms of the Articles of Incorporation, attached to the Articles of Conversion as Exhibit "C", which will be filed with the Nevada Secretary of State.

5. BYLAWS. At Effective Time of Conversion, the bylaws, attached hereto as Exhibit "D", of SLOPESTYLE shall be adopted and shall comply with Nevada law.

6. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The Board of Directors and the officers of SLOPESTYLE shall remain the same following the conversion, and such directors and officers are as follows:

DIRECTORS:	Reed Buley
OFFICERS:	Reed Buley, CEO, President, Secretary, Treasurer and Chief Financial Officer

7. CONVERSION OF COMMON STOCK. The manner and basis of converting the common stock of SLOPESTYLE, as a Texas corporation, into shares of REMEDIATION SERVICES, INC., as a Nevada corporation, shall be on a l-for -1 basis. Once the Conversion is effected, the certificates representing Common stock of SLOPESTYLE, a Texas corporation, shall automatically convert into an equal amount of the common shares of REMEDIATION SERVICES, INC., a Nevada corporation. All common stock of REMEDIATION SERVICES, INC. is and/or will be issued carrying the same registered status under the Securities Act of 1933, as amended (the" Act"), as the respective shares status in the Texas corporation.

8. EFFECT OF CONVERSION At the Effective Time of Conversion, REMEDIATION SERVICES, INC, as a Nevada corporation, shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers, and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities, and duties of REMEDIATION SERVICES, INC as a Nevada corporation, and shall own all property, real, personal, and mixed, and shall be obligated for all prior debts of SLOPESTYLE, as a Texas corporation, on whatever account, and all rights of creditors and all liens upon any property of SLOPESTYLE shall be preserved unimpaired, and all debts liabilities, and duties of SLOPESTYLE as a Texas corporation, shall attach to REMEDIATION SERVICES, INC., as a Nevada corporation, and may be enforced against it. No shareholder shall, as a result of this conversion, become personally liable for the liabilities or obligations of the converted entity.

9. ACCOUNTING MATTERS. The assets and liabilities of SLOPESTYLE, as a Texas corporation, at the Effective Time of Conversion, shall be recorded on the books of REMEDIATION SERVICES, INC., the Nevada corporation, in the amounts at which they were carried at that time on the books of SLOPESTYLE, as a Texas corporation.

10. APPROVAL OF SHAREHOLDERS: FILING ARTICLES OF CONVERSION. The Plan was recommended by the Director and then submitted to the shareholders of SLOPESTYLE as provided by law and approved. The Articles of Conversion in substantially the form attached hereto as Exhibit "A" shall be signed and delivered as required to the Nevada Secretary of State pursuant to the Nevada Revised Statutes and to the Texas Secretary of State pursuant to Texas corporate law.

11. CONSTRUCTION. The captions and sections of this Plan are for convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of this Plan. Whenever the context so requires, all words used herein in any gender shall include the masculine, feminine, and neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

12. GOVERNING LAW. To the extent not otherwise stated, this Plan shall be governed by and construed in accordance with the laws of the States of Nevada and Texas, as applicable.

13. FURTHER DOCUMENTS. From time to time, as and when necessary, the President of REMEDIATION SERVICES, INC shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken, such further or other action as he may deem necessary or desirable, in order to vest in and confirm to REMEDIATION SERVICES, INC., as a Nevada corporation, title to, and possession of, any property of SLOPESTYLE acquired prior to the conversion, and otherwise to carry out the intent and purposes hereof; and the directors of REMEDIATION SERVICES, INC. and the proper officers and directors of REMEDIATION SERVICES, INC. are fully authorized, in the name of REMEDIATION SERVICES, INC. or otherwise, to take any and all such action.

EXECUTED to be effective as of the date first shown above.

SLOPESTYLE CORPORATION
A Texas corporation

By: ____________________
Reed Buley, President